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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated April 7, 2006 and April 15, 2005 relating to the financial statements of LCE Holdings, Inc., which are incorporated by reference from the Marquee Holdings Inc. Registration Statement on Form S-1 filed on May 10, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 27, 2006

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  Exhibit 23.2